Sheet1

ML Variable Series Funds, Inc.
Series Number: 1
File Number: 811-3290
CIK Number: 355916
Reserve Assets Fund
For the Period Ending: 12/31/2000

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the year ended December 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/19/2000	$ 825	Grand Funding Corp.	5.88%	04/19/2000
04/18/2000	250	CIT Group Holdings	5.00	04/24/2001
04/18/2000	1,000	Amsterdam Funding Corp.	6.07	05/23/2000
05/31/2000	400	General Motors Acc. Corp.	6.65	07/12/2000
06/01/2000	637	Kitty Hawk Funding Corp.	6.61	07/18/2000
06/02/2000	454	Apreco, Inc.	6.59	07/27/2000
07/19/2000	300	Forrestal Funding	6.57	10/13/2000
ML Variable Series Funds, Inc.
Series Number: 1
File Number: 811-3290
CIK Number: 355916
Reserve Assets Fund
For the Period Ending: 12/31/2000

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the year ended December 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/19/2000	$ 825	Grand Funding Corp.	5.88%	04/19/2000
04/18/2000	250	CIT Group Holdings	5.00	04/24/2001
04/18/2000	1,000	Amsterdam Funding Corp.	6.07	05/23/2000
05/31/2000	400	General Motors Acc. Corp.	6.65	07/12/2000
06/01/2000	637	Kitty Hawk Funding Corp.	6.61	07/18/2000
06/02/2000	454	Apreco, Inc.	6.59	07/27/2000
07/19/2000	300	Forrestal Funding	6.57	10/13/2000
08/15/2000	150	AT&T	6.52	11/06/2000
10/03/2000	423	General Electric Capital Corp.	6.47	03/15/2001
11/24/2000	572	Windmill Funding Corp.	6.61	11/27/2000
12/01/2000	250	Forrestal Funding	6.50	03/12/2001
12/18/2000	275	Motorola Credit Corp.	6.45	03/06/2001

Last Updated on 02/28/2001
By Win95 User